PBF Logistics LP (NYSE: PBFX) Citi MLP/Midstream Infrastructure Conference August 2016

2 Safe Harbor Statements This presentation contains forward-looking statements made by PBF Logistics LP (“PBFX”), PBF Energy Inc. (“PBF Energy” and together with PBFX, the “Companies”), PBF Holding Company LLC, and their subsidiaries, and their management teams. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties that could cause the Companies’ actual performance or results to differ materially from those expressed in such statements. Factors that could impact such differences include, but are not limited to, changes in general economic conditions; volatility of crude oil and other feedstock prices; fluctuations in the prices of refined products; the impact of disruptions to crude or feedstock supply to any of our refineries, including disruptions due to problems with third party logistics infrastructure; effects of litigation and government investigations; the timing and announcement and successful closing of any potential acquisitions, including the proposed Torrance Valley Pipeline Company LLC acquisition, and subsequent impact of any future acquisitions on our capital structure, financial condition or results of operations; changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business or industry, including any lifting by the federal government of the restrictions on exporting U.S. crude oil; actions taken or non-performance by third parties, including suppliers, contractors, operators, transporters and customers; adequacy, availability and cost of capital; work stoppages or other labor interruptions; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; inability to complete capital expenditures, or construction projects that exceed anticipated or budgeted amounts; unforeseen liabilities associated with any acquisition; inability to successfully integrate any acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and, various other factors. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Companies assume no responsibility or obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information after such date.

3  Diversified, stable and predictable cash flows  Supported predominantly by long-term, take- or-pay agreements  No direct commodity price exposure  Highly integrated assets  Focused on movement and storage of refinery feedstocks and finished products  Strong alignment with PBF Energy  PBF Logistics’ assets provide PBF Energy strategic optionality  Financial Flexibility  Long-term capital structure with ample liquidity for growth  Solid growth potential  Completed its first 3rd-party acquisition of East Coast terminals in April 2016  Continue to pursue growth through independent transactions, drop-downs and organic investment PBF Logistics LP

PBFX Growing Asset Base is Ideally Situated

- Legacy PBF Logistics assets directly support the operations of the Toledo, Delaware City, Paulsboro and Torrance refineries[1]
  - Approximately 255 million barrels of annual refining capacity
- Strategic third-party acquisitions such as the East Coast Terminals allow PBF Logistics to independently grow its revenue base and leverage its existing relationship with PBF Energy
- PBF Logistics continues to target logistics assets for feedstock movement and product distribution that compliment its existing operations and provide synergies due to proximity to PBF Energy operations
- Drop-downs from PBF Energy, as it grows, remain a valuable source of future growth



PBF Logistics Mid-Continent Assets
▪ Toledo Storage Facility
▪ Toledo LPG Truck Rack
▪ Toledo Truck Terminal
Toledo
Paulsboro
Delaware City
PADD 4
PADD 2
PADD 5
PADD 1
PADD 3
Torrance
Chalmette
PBF Logistics West Coast Assets(1)
▪ Torrance Valley Pipeline
PBF Logistics East Coast Assets
▪ East Coast Terminals
▪ DC Products Pipeline
▪ DC Truck Rack (Products)
▪ DC Truck Rack (LPG)
▪ DC Rail Terminal
▪ DC West Rack

1. *Pro forma for the announced proposed transaction to acquire a controlling 50% interest in Torrance Valley Pipeline Company LLC*

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5  Announced proposed acquisition of a controlling 50% interest in Torrance Valley Pipeline Company LLC (“TVP”) from a subsidiary of PBF Energy at a pro forma EBITDA multiple of ~8.75x  Purchase price of ~$175 million expected to be partially financed through a successful ~$80 million public equity offering  Primary crude gathering and transportation lines that feed PBF Energy’s Torrance Refinery  Diversifies PBFX asset base with high-quality pipeline and storage assets critical to the operations of PBF Energy’s Torrance refinery(1)  TVPC owns:  189-mile San Joaquin Valley Pipeline system with a throughput capacity of approximately 110,000 barrels per day  The system is comprised of the M55, M1 and M70 pipelines  11 pipeline stations positioned between Belridge and the Torrance Refinery with heavy crude heating, pumping and storage capabilities Proposed Torrance Valley Pipeline Company LLC Acquisition(1) ___________________________ 1. Pro forma for the announced proposed transaction to acquire a controlling 50% interest in Torrance Valley Pipeline Company LLC

6  Closed acquisition of East Coast Terminals from Plains All American at a pro forma EBITDA multiple of ~7x  Purchase price of $100 million, plus an upfront capital investment of ~$5 million  Unaffiliated third-party transaction introduces third- party business to PBFX’s revenue base  Diversifies PBFX asset and customer base and creates synergy opportunities with PBF Energy due to proximity of PBF Energy’s three coastal refineries  Assets acquired include:  57 product tanks with a total shell capacity of approximately 4.2 million shell barrels  Pipeline connections to the Colonial, Buckeye, Sunoco Logistics and other proprietary pipeline systems  26 truck loading lanes  Marine facilities capable of handling barges and ships First Third Party Acquisition

PBFX is a Strategic and Valuable Partner to PBF

- Stable cash flows supported predominantly by long-term, take-or-pay Minimum Volume Commitments
  - No direct commodity exposure
- Hard asset base consisting of crude and product storage, pipelines, and distribution and unloading facilities
- Vehicle allows PBF to drop-down logistics assets and utilize proceeds to de-lever and improve liquidity
- PBF's drop-down EBITDA backlog increased significantly with addition of logistics-related assets at Chalmette and Torrance Acquisitions
  - Third-party transactions, such as the East Coast Terminals acquisition, add incremental growth to PBFX by extending the backlog timeline
- Provides alternative capital source to grow logistics asset base

Summary of Executed Drop-Downs*

Announcement Date	Asset	Projected Annual Net Income ($mm)	Projected Annual EBITDA ($mm)	Gross Sale Price ($mm)
9/15/2014	Delaware City Heavy Crude Unloading Rack	$12	$15	$150
12/2/2014	Toledo Storage Facility	$9	$15	$150
5/15/2015	Delaware City Pipeline / Truck Rack	$12	$14	$143
8/11/2016[1]	Torrance Valley Pipeline Company LLC ~50% interest	$9	$20	$175
	Total	**$42**	**$64**	**$618**

*For reconciliation from EBITDA to Net Income please refer to PBF 8-K filings dated 9/19/14 (p.164); 12/5/14 (p.80); and 5/5/15 (p.80), respectively. EBITDA is a non-GAAP financial measure. See Appendix for additional information.

1. *Pro forma for the announced proposed transaction to acquire a controlling 50% interest in Torrance Valley Pipeline Company LLC*

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8  Fourth largest and second most complex independent refiner in the United States  Currently operates five oil refineries in California, Ohio, Delaware, New Jersey and Louisiana  PBF's core strategy is to operate safely and responsibly and grow and diversify through acquisitions  PBF indirectly owns 100% of the general partner and ~45% of the limited partner interests of PBF Logistics LP (NYSE: PBFX), and 100% of the PBFX incentive distribution rights (“IDRs”) Region Throughput Capacity (bpd) Nelson Complexity Mid-continent 170,000 9.2 East Coast 370,000 12.2 Gulf Coast 189,000 12.7 West Coast 155,000 14.9 Total 884,000 12.2 Paulsboro Toledo Chalmette Torrance PADD 2 PADD 3 PADD 5 Delaware City PADD 4 PADD 1 PBF Energy as Sponsor

9 Commercial Optimization  Crude sourcing flexibility and optionality  PBF uses its complex crude processing capacity to source lowest cost input slate  PBF is benefiting from the over-supply of waterborne crude which is driving increased competition and favorable pricing  PBF is leveraging its expanded coastal refining portfolio to capitalize on economies of scale by sharing larger cargoes between assets  Pursuing highest netback product distribution channels  Actively marketing finished products in local refining markets  The East Coast Terminals acquisition by PBFX provides additional capability in the greater Philadelphia market  Entering the gasoline and distillate product export markets  Increasing asphalt production, with Chalmette and Paulsboro, and becoming a larger supplier on the East Coast Refining Group Crude Slate Breakdown Source: Company reports, JP Morgan Research 0% 20% 40% 60% 80% 100% PBF PSX MPC TSO VLO HFC NTI ALJ DK WNR CVRR Medium / Heavy Light

10 Strong Connection with PBF Energy  Fee-based, long-term contracts provide PBFX with stable earnings  Conservative financial profile with strong liquidity provides flexibility  Demonstrated access to capital markets  Experienced management team  Focused on safety and operational excellence  PBFX’s assets are integrated with three of PBF’s operating refineries Strategic  Midstream growth is a key component of PBF’s strategy  PBF owns ~45% of PBF Logistics and 100% of the GP  PBFX provides PBF with an additional growth vehicle to enhance investor returns Financial Operational

11 $0.26 $0.28 $0.30 $0.32 $0.34 $0.36 $0.38 $0.40 $0.42 $0.44 Q2-14* Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4'15 Q1'16 Q2'16 MQD Incremental Proposed PBFX Delivers Strong Historical Distribution Growth *Represents the minimum quarterly distribution (MQD) for Q2-14, actual distribution of $0.16 equal to prorated MQD based on May 14, 2014 IPO

12 PBFX’s Investment Highlights Focus on Stable, Take-or-Pay Business  Maintain stable cash flow generation through predominantly long-term contracts with minimum volume commitments  Commitment to safe and reliable operations across all areas  No direct commodity price exposure  Target 1.15x annual coverage ratio  Financial flexibility for continued distribution growth  Maintain attractive long-term distribution growth rate Financial Flexibility Distributable Cash Flow Grow the Business  Pursue third-party acquisitions focused on traditional MLP assets  Invest in organic projects and asset optimization  Support growth of PBF through additional drop-down transactions  Conservative financial profile with an emphasis on liquidity  Demonstrated ability to access capital markets  Net Debt-to-EBITDA target of between 3x and 4x

Appendix

14 Non-GAAP Financial Measures PBF Logistics LP Reconciliation of Amounts under US GAAP to Forecasted EBITDA (unaudited, in millions) Reconciliation of fifty percent acquired interest in TVPC estimated Net Income to estimated EBITDA (for the 12-month period subsequent to closing the proposed acquisition): Estimated net income $9.4 Add: Depreciation and amortization expense 9.0 Add: Interest expense, net and other financing costs 1.6 Estimated EBITDA $20.0 The Partnership defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:  our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;  the ability of our assets to generate sufficient cash flow to make distributions to our unit holders;  our ability to incur and service debt and fund capital expenditures; and  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Due to the forward-looking nature of forecasted EBITDA, information to reconcile forecasted EBITDA to forecasted cash flow from operating activities is not available as management is unable to project working capital changes for future periods at this time.